UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2012 (January 27, 2012)

GeoEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Dulles Corner Boulevard
Herndon, Virginia 20171
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (703) 480-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  GeoEye, Inc. (“GeoEye” or “Company”) received notice on January 27, 2012 that Director William W. Sprague will resign from the Board of Directors (“Board”) effective February 2, 2012.  There were no disagreements between Mr. Sprague and the Company on any matter relating to its operations, policies or practices; rather, his decision was based on his recent acceptance of the position of President & Managing Director of Gruppo, Levey & Co. (“GLC”).  GLC is a leading, independent advisory firm that supports its clients with exceptional services in three primary sectors: strategic advice focusing on companies in the digital economy; private capital markets; and infrastructure finance. “While I have enjoyed my time on the Board and think GeoEye’s future is bright, I need to devote all my energy to my new firm at this time,” Mr. Sprague said.

Mr. Sprague served as a director of the Company since 1997, and the Company and the Board expressed their deep appreciation for Mr. Sprague’s years of service.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2012	GEOEYE, INC.

	By:	/s/William L. Warren

Executive Vice President, General Counsel and Corporate Secretary

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